Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N–1A of our reports dated October 13th, 2020 relating to the financial statements and financial highlights of Fidelity Conservative Income Bond Fund, Fidelity Flex Conservative Income Bond Fund, Fidelity Short-Term Bond Index Fund, and Fidelity Sustainability Bond Index Fund, and our reports dated October 14th, 2020 relating to the financial statements and financial highlights of Fidelity Intermediate Bond Fund, and Fidelity Series Corporate Bond Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the period ended August 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 22, 2020